EXHIBIT 10.9

M E M O R A N D U M

Date:	August 25, 2003

To:	All Ducommun Incorporated Stock Option Holders

From:	Jim Heiser

Re:	Amendment to Existing Stock Option Agreements

The Compensation Committee of the Board of Directors has approved an amendment to all existing stock option agreements to clarify the definition of “retirement” in Section 5(b) of the stock option agreements. As a result, Section 5(b) of all existing stock option agreements shall be deleted in its entirety and replaced with the following:

(b) Retirement or Permanent Disability. If the Option Holder retires or becomes permanently disabled, this option may be exercised (for not more than the number of shares as to which the Option Holder might have exercised this option on the date of his or her retirement or permanent disability) at any time prior to the Expiration Date. As used herein, “retirement” shall mean the date on which the Option Holder voluntarily terminates his or her employment with the Corporation or a Subsidiary with the permanent intention of not seeking other employment or becoming self-employed except for consulting, part-time employment and such other exceptions as the Committee may determine are appropriate. “Permanent disability” shall mean the date on which the Option Holder has not worked or been able to work due to physical or mental incapacity for a period of 180 consecutive days. In order to qualify for “retirement,” if requested by the Corporation the Option Holder shall execute a declaration on the date of the termination of employment with the Corporation or a Subsidiary in such form as the Corporation may reasonably request certifying that he or she meets the definition of “retirement.” If at any time following retirement, the Option Holder ceases to meet the definition of “retirement” this option may be exercised (for not more than the number of shares as to which the Option Holder might have exercised this option on the date on which his or her employment was terminated) at any time (i) prior to the Expiration Date in the event the Expiration Date is not more than three months following the date on which he or she ceased to meet the definition of “retirement,” or (ii) within such three-month period, in the event that the Expiration Date is more than three months following the date on which the Option Holder ceased to meet the definition of “retirement.”

To confirm your agreement with the foregoing, please sign a copy of this memorandum in the space below and return it to me.

ACCEPTED AND AGREED:

Date:

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